Exhibit 99.1

NEWS RELEASE

Duke Energy Corporation
P.O. Box 1009
Charlotte, NC 28201-1009

Nov. 5, 2008	MEDIA CONTACT	Tom Shiel
	Phone:	704-382-2235
	24-Hour:	704-382-8333

	ANALYST CONTACT	Sean Trauschke
	Phone:	980-373-7905

Duke Energy Reports Third-Quarter 2008 Results

•	Adjusted diluted earnings per share (EPS) was 33 cents, compared with 45 cents for the third quarter 2007
¡	Adverse impact of 8 cents to adjusted diluted EPS due to reduced revenues from significantly milder weather and Midwest storm costs
•	Reported diluted EPS was 17 cents vs. 48 cents for the prior-year quarter; non-cash items adversely impacted reported earnings by 15 cents
•	Following a non-cash impairment charge in the third quarter, Duke now has a zero book basis in Crescent, limiting further exposure to the real estate market

•	The Company’s liquidity position remains strong

CHARLOTTE, N.C. – Duke Energy today reported adjusted diluted earnings per share (EPS) of 33 cents for the third-quarter 2008, compared with 45 cents for the same period last year.

Third-quarter 2008 reported diluted EPS was 17 cents vs. 48 cents in third-quarter 2007.

“We are disappointed in the third quarter results, but our strong performance earlier in the year will help mitigate the impact of these results on our year-end performance,” said Chairman, President and Chief Executive Officer James E. Rogers. “Although we don’t believe we will be able to achieve our 2008 employee incentive target of $1.27 of adjusted diluted earnings per share by year’s end – particularly in this economy – we are only about 5 cents off of where we expected to be at the end of the third quarter.”

Third-quarter 2008 adjusted results were adversely affected by milder weather in Duke Energy’s service territories, expenses related to the worst storm-related outages ever recorded in the Midwest, timing of recovery of fuel and purchased power costs under the RSP in Ohio, and generally declining economic conditions.

“Despite a recessionary economy and tight credit markets, our energy businesses remain solid and our liquidity position is excellent. We have the operational and financial flexibility to respond to a recessionary economy or continued turmoil in the credit markets,” Rogers said.

Starting in the first-quarter 2008, Duke Energy began presenting adjusted earnings, which excludes the impacts of special items and discontinued operations, as well as the mark-to-market impacts of economic hedges in the Commercial Power segment. Prior to the first-quarter 2008, Duke Energy presented ongoing earnings, which excluded the impacts of special items and discontinued operations. For comparative purposes, ongoing earnings for prior periods have been revised to present results for all periods on the same adjusted earnings basis.

Mark-to-market impacts of economic hedges in the Commercial Power segment and special items affecting Duke Energy’s adjusted diluted EPS for the quarter include:

(In millions, except per-share amounts)	Pre-Tax Amount	Tax Effect	3Q2008 EPS Impact	3Q2007 EPS Impact
Third quarter 2008
• Mark-to-market impact of economic hedges	$(119)	$42	$(0.06)	—
• Crescent project impairments	$(114)	$44	$(0.05)	—
• Emission allowances impairment	$(82)	$30	$(0.04)	—
• Costs to achieve Cinergy merger	$(11)	$4	$(0.01)	—

Third quarter 2007
• Settlement reserve adjustment	$20	$(7)	—	$0.01
• Mark-to-market impact of economic hedges	$4	$(2)	—	—
• Costs to achieve Cinergy merger	$(15)	$6	—	$(0.01)
Total diluted EPS impact			$(0.16)	—

Reconciliation of reported to adjusted diluted EPS for the quarter:

	3Q2008 EPS	3Q2007 EPS
Diluted EPS from continuing operations, as reported	$0.17	$0.45
Diluted EPS from discontinued operations, as reported	—	$0.03
Diluted EPS, as reported	$0.17	$0.48
Adjustments to reported diluted EPS:
• Diluted EPS from discontinued operations	—	$(0.03)
• Diluted EPS impact of special items and mark-to-market in Commercial Power	$0.16	—
Diluted EPS, adjusted	$0.33	$0.45

BUSINESS UNIT RESULTS (ON A REPORTED BASIS)

U.S. Franchised Electric and Gas (USFE&G)

USFE&G reported third-quarter 2008 segment EBIT from continuing operations of $726 million, compared to $760 million in the third quarter 2007.

USFE&G results decreased due primarily to milder weather and unfavorable operation and maintenance expenses driven by storm costs in the Midwest. During the third quarter 2007, USFE&G experienced record-setting weather in both the Carolinas and Midwest.

These negative impacts were partially offset by higher Allowance for Funds Used During Construction (AFUDC), higher rates in the Midwest as a result of recovery of qualifying pollution control costs in Indiana and rate increases in Ohio, as well as higher results from sales to wholesale customers.

Overall, USFE&G’s customer base continues to grow, although the economy is beginning to cause a decline in energy usage.

Year-to-date segment EBIT from continuing operations for USFE&G was $1,866 million, compared to $1,786 million in 2007.

Commercial Power

Commercial Power reported a third-quarter 2008 segment EBIT loss from continuing operations of $108 million, compared to $163 million positive EBIT in the third quarter 2007.

Commercial Power results decreased due primarily to mark-to-market losses on economic hedges driven by sharply declining commodity prices, an impairment of emission allowances resulting from the invalidation in federal court of the Clean Air Interstate Rule, the timing of recovery of fuel and purchased power costs under the Ohio RSP, and milder weather. The decrease was partially offset by lower purchase accounting and operating and maintenance expenses.

Year-to-date segment EBIT from continuing operations for Commercial Power was $273 million, compared to $240 million in 2007.

Duke Energy International (DEI)

Duke Energy International (DEI) reported third-quarter 2008 segment EBIT from continuing operations of approximately $77 million, compared to $92 million in the third quarter 2007.

DEI’s lower results for the quarter were driven primarily by unfavorable hydrology and lower prices in Peru and lower results in Central America, partially offset by increased demand in Brazil, favorable average foreign exchange rates and higher results at National Methanol.

Year-to-date segment EBIT from continuing operations for DEI was $307 million, compared to $283 million in 2007.

Crescent Resources

Duke Energy’s ownership interest in Crescent Resources reported a $124 million equity earnings loss for the third quarter 2008, compared to $10 million in positive equity earnings in the third quarter 2007. Lower current year results reflect $114 million in asset impairments primarily related to residential properties as Crescent continued to assess projects in troubled real estate markets, consistent with its revised business strategy. This strategy involves accelerating property sales, which is necessitated by the June 2008 restructuring of the terms of its long-term debt obligations.

Year-to-date, Duke Energy’s ownership interest in Crescent Resources reported a $230 million equity earnings loss, compared to $29 million in positive equity earnings in 2007.

As a result of these write-downs, Duke Energy has a zero basis investment in Crescent as of September 30, 2008.

Other

Other primarily includes costs associated with corporate governance, costs-to-achieve the Cinergy merger and Duke Energy’s captive insurance company.

Other reported a third-quarter 2008 net expense from continuing operations of $71 million, compared to $44 million in the third quarter 2007. The increase was due primarily to a non-recurring settlement adjustment in the prior year quarter.

Year-to-date net expense from continuing operations for Other was $230 million, compared to $194 million in 2007.

INTEREST EXPENSE

Interest expense in third quarter 2008 was $176 million, compared to $177 million in third quarter 2007.

Year-to-date interest expense was $552 million, compared to $499 million in 2007.

INCOME TAX EXPENSE

Income tax expense from continuing operations in third quarter 2008 was $132 million, compared to $304 million in third quarter 2007. The effective tax rate for the third quarter 2008 increased to 38 percent from 35 percent in third quarter 2007. The decrease in income tax expense from continuing operations was primarily due to a decrease in taxable income.

Year-to-date income tax expense from continuing operations was $521 million, compared to $595 million in 2007. The effective tax rate for year-to-date 2008 was 34 percent, compared to 33 percent in 2007.

Discontinued Operations

In the third quarter of 2008, Discontinued Operations had an after-tax loss of $1 million, compared to a $34 million after-tax gain in the third quarter 2007. The variance is primarily due to the presentation of the third-quarter 2007 synfuel operations as discontinued operations.

NON-GAAP FINANCIAL MEASURES

The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating), including any equity in earnings of unconsolidated affiliates, before deducting interest and taxes, and is net of the minority interest expense related to those profits. Management believes segment EBIT from continuing operations, which is the GAAP measure used to report segment results, is a good indicator of each segment’s operating performance as it represents the results of Duke Energy’s ownership interests in continuing operations without regard to financing methods or capital structures.

Duke Energy’s management uses adjusted diluted EPS, which is a non-GAAP financial measure as it represents diluted EPS from continuing operations, adjusted for the per-share impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment, as a measure to evaluate operations of the company.

Special items represent certain charges and credits, which management believes will not be recurring on a regular basis. Mark-to-market adjustments reflect the mark-to-market impact of derivative contracts, which is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods. Adjusted diluted EPS is also used as a basis for employee incentive bonuses.

Management prepares its annual forecast of adjusted diluted EPS as a basis for employee incentive bonuses based in part on normalized weather patterns. In the third quarter of 2008, the Company incurred approximately $50 million in restoration costs related to the worst storm-related outages ever recorded in the Midwest. Also, in the third quarter of 2007, record setting above-normal weather was experienced in the Carolinas and the Midwest. The milder weather in the third quarter of 2008 had the effect of an approximate $120 million decrease in non-fuel operating revenues. These specific items resulted in a decline in adjusted diluted EPS in the third quarter of 2008 compared to the third quarter of 2007 of approximately 8 cents. Additional revenue and expense items that might have been attributable to the above-normal weather conditions in the third quarter of 2007, such as increased short-term incentive expense, are not included in the calculation of the 8 cents diluted EPS impact. In the current quarter, given the record-setting nature of the aforementioned weather occurrences, management believes the presentation of the diluted EPS impact of these specific items provides useful supplemental information to investors, as it allows them to more accurately compare the company’s performance on a weather normalized basis.

The most directly comparable GAAP measure for adjusted diluted EPS is reported diluted EPS from continuing operations, which includes the impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment.

Due to the forward-looking nature of adjusted diluted EPS for future periods, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items and the mark-to-market impacts of economic hedges in the Commercial Power segment for future periods.

Duke Energy also uses adjusted segment EBIT (including adjusted equity earnings for Crescent Resources) and Other net expenses as a measure of historical and anticipated future segment and other performance. When used for future periods, adjusted segment EBIT and Other net expenses may also include any amounts that may be reported as discontinued operations. Adjusted segment EBIT and Other net expenses are non-GAAP financial measures, as they represent reported segment EBIT and Other net expenses adjusted for special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Management believes that the presentation of adjusted segment EBIT and Other net expenses provides useful information to investors, as it allows them to more accurately compare a segment’s or Other’s ongoing performance across periods. The most directly comparable GAAP measure for adjusted segment EBIT or Other net expenses is reported segment EBIT or Other net expenses, which represents segment EBIT and Other net expenses from continuing operations, including any special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of any forecasted adjusted segment EBIT or Other net expenses and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items, the mark-to-market impacts of economic hedges in the Commercial Power segment, or any amounts that may be reported as discontinued operations for future periods.

Duke Energy, one of the largest electric power companies in the United States, supplies and delivers electricity to approximately 4.0 million U.S. customers in its regulated jurisdictions. The company has approximately 35,000 megawatts of electric generating capacity in the Midwest and the Carolinas, and natural gas distribution services in Ohio and Kentucky. In addition, Duke Energy has more than 4,000 megawatts of electric generation in Latin America, and is a joint-venture partner in a U.S. real estate company. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: www.duke-energy.com.

An earnings conference call for analysts is scheduled for 10 a.m. ET on Wednesday, Nov. 5. The conference call can be accessed via the investors’ section (http://www.duke-energy.com/investors/) of Duke Energy’s Web site or by dialing 719-325-4762 outside the United States or 877-719-9788 in the United States. The confirmation code is 3796646. Please call in 10 to 15 minutes prior to the scheduled start time. A replay of the conference call will be available until Nov. 15, by dialing 719-457-0820 outside the United States or 888-203-1112 in the United States, with a confirmation code of 3796646. A replay and transcript also will be available by accessing the investors’ section of the company’s Web site.

Forward-looking statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “target,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements; state, federal and foreign legislation and regulatory initiatives that affect cost and investment recovery, or have an impact on rate structures; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth in Duke Energy Corporation’s (Duke Energy) service territories; additional competition in electric markets and continued industry consolidation; political and regulatory uncertainty in other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on Duke Energy operations, including the economic, operational and other effects of hurricanes, droughts, ice storms and tornadoes; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; unscheduled generation outages, unusual maintenance or repairs and electric transmission system constraints; the results of financing efforts, including Duke Energy’s ability to obtain financing on favorable terms, which can be affected by various factors, including Duke Energy’s credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy’s defined benefit pension plans; the level of credit worthiness of counterparties to Duke Energy’s transactions; employee workforce factors, including the potential inability to attract and retain key personnel; growth in opportunities for Duke Energy’s business units, including the timing and success of efforts to develop domestic and international power and other projects; the performance of electric generation and of projects undertaken by Duke Energy’s non-regulated businesses; construction and development risks associated with the completion of Duke Energy’s capital investment projects in existing and new generation facilities, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; and the ability to successfully complete merger, acquisition or divestiture plans. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

SEPTEMBER 2008

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per-share amounts and where noted)	2008	2007	2008	2007
COMMON STOCK DATA
Earnings Per Share (from continuing operations)
Basic	$0.17	$0.45	$0.81	$0.96
Diluted	$0.17	$0.45	$0.80	$0.96
Earnings per Share (from discontinued operations)
Basic	$—	$0.03	$0.01	$0.04
Diluted	$—	$0.03	$0.01	$0.03
Earnings Per Share
Basic	$0.17	$0.48	$0.82	$1.00
Diluted	$0.17	$0.48	$0.81	$0.99
Dividends Per Share	$—	$—	$0.67	$0.64
Weighted-Average Shares Outstanding
Basic	1,265	1,260	1,264	1,259
Diluted	1,268	1,265	1,268	1,266
INCOME
Operating Revenues	$3,508	$3,688	$10,074	$9,689

Total Reportable Segment EBIT	571	1,025	2,216	2,338
Other EBIT	(71)	(44)	(230)	(194)
Interest Expense	(176)	(177)	(552)	(499)
Interest Income and Other (a)	24	73	104	159
Income Tax Expense from Continuing Operations	(132)	(304)	(521)	(595)
(Loss) Income from Discontinued Operations, net of tax	(1)	34	14	48

Net Income	$215	$607	$1,031	$1,257

CAPITALIZATION
Total Common Equity			59%	64%
Total Debt			41%	36%
Total Debt			$14,919	$11,776
Book Value Per Share			$16.86	$16.72
Actual Shares Outstanding			1,265	1,260
CAPITAL AND INVESTMENT EXPENDITURES
U.S. Franchised Electric and Gas	$1,015	$506	$2,668	$1,840
Commercial Power	371	97	648	323
International Energy	25	8	108	32
Other	50	34	189	104

Total Capital and Investment Expenditures	$1,461	$645	$3,613	$2,299

EBIT BY BUSINESS SEGMENT
U.S. Franchised Electric and Gas	$726	$760	$1,866	$1,786
Commercial Power	(108)	163	273	240
International Energy	77	92	307	283
Crescent	(124)	10	(230)	29

Total Reportable Segment EBIT	571	1,025	2,216	2,338
Other EBIT	(71)	(44)	(230)	(194)
Interest Expense	(176)	(177)	(552)	(499)
Interest Income and Other (a)	24	73	104	159

Consolidated Income From Continuing Operations Before Income Taxes	$348	$877	$1,538	$1,804

(a)	Other within Interest Income and Other includes foreign currency transaction gains and losses and additional minority interest not allocated to the segment results.

Note: Certain 2007 amounts have been recast due to the reclassification of Synfuel operations to discontinued operations.

SEPTEMBER 2008

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except where noted)	2008	2007	2008	2007
U.S. FRANCHISED ELECTRIC AND GAS
Operating Revenues	$2,698	$2,756	$7,701	$7,404
Operating Expenses	2,003	2,005	5,941	5,652
Gains (Losses) on Sales of Other Assets and Other, net	1	(1)	4	—
Other Income and Expenses, net	30	10	102	34

EBIT	$726	$760	$1,866	$1,786

Depreciation and Amortization	$344	$393	$1,009	$1,117
Duke Energy Carolinas GWh sales	22,785	23,797	65,875	66,209
Duke Energy Midwest GWh sales	16,566	17,230	47,860	49,038
Net Proportional MW Capacity in Operation			27,487	27,590
COMMERCIAL POWER (a)
Operating Revenues	$498	$643	$1,429	$1,474
Operating Expenses	614	485	1,219	1,242
Gains (Losses) on Sales of Other Assets and Other, net	—	—	46	(11)
Other Income and Expenses, net	8	5	17	19

EBIT	$(108)	$163	$273	$240

Depreciation and Amortization	$43	$44	$128	$128
Actual Plant Production, GWh	5,027	7,230	15,893	18,228
Net Proportional MW Capacity in Operation			7,550	8,100
INTERNATIONAL ENERGY
Operating Revenues	$297	$276	$920	$782
Operating Expenses	250	211	716	561
Gains (Losses) on Sales of Other Assets and Other, net	—	—	1	—
Other Income and Expenses, net	36	24	119	69
Minority Interest Expense (Benefit)	6	(3)	17	7

EBIT	$77	$92	$307	$283

Depreciation and Amortization	$22	$20	$64	$58
Sales, GWh	4,379	4,200	13,541	12,854
Proportional MW Capacity in Operation			4,010	3,940
CRESCENT
Equity in Earnings (Loss) of Unconsolidated Affiliates	$(124)	$10	$(230)	$29

EBIT	$(124)	$10	$(230)	$29

OTHER
Operating Revenues	$38	$40	$94	$131
Operating Expenses	90	83	311	317
Gains (Losses) on Sales of Other Assets and Other, net	1	2	2	1
Other Income and Expenses, net	(25)	(3)	(24)	(12)
Minority Interest Benefit	(5)	—	(9)	(3)

EBIT	$(71)	$(44)	$(230)	$(194)

Depreciation and Amortization	$23	$17	$62	$43
(a)	Excludes the results of Synfuel operations, which have been reclassified to discontinued operations for the three and nine months ended September 30, 2007.

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per-share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Operating Revenues	$3,508	$3,688	$10,074	$9,689
Operating Expenses	2,933	2,758	8,116	7,670
Gains (Losses) on Sales of Other Assets and Other, net	2	—	53	(10)

Operating Income	577	930	2,011	2,009

Other Income and Expenses, net	(55)	120	76	293
Interest Expense	176	177	552	499
Minority Interest Benefit	(2)	(4)	(3)	(1)

Income From Continuing Operations Before Income Taxes	348	877	1,538	1,804
Income Tax Expense from Continuing Operations	132	304	521	595

Income From Continuing Operations	216	573	1,017	1,209
(Loss) Income From Discontinued Operations, net of tax	(1)	34	14	48

Net Income	$215	$607	$1,031	$1,257

Common Stock Data
Weighted-average shares outstanding
Basic	1,265	1,260	1,264	1,259
Diluted	1,268	1,265	1,268	1,266
Earnings per share (from continuing operations)
Basic	$0.17	$0.45	$0.81	$0.96
Diluted	$0.17	$0.45	$0.80	$0.96
Earnings per share (from discontinued operations)
Basic	$—	$0.03	$0.01	$0.04
Diluted	$—	$0.03	$0.01	$0.03
Earnings per share
Basic	$0.17	$0.48	$0.82	$1.00
Diluted	$0.17	$0.48	$0.81	$0.99
Dividends per share	$—	$—	$0.67	$0.64

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	September 30, 2008	December 31, 2007
ASSETS
Current Assets	$5,852	$4,916
Investments and Other Assets	10,921	11,199
Net Property, Plant and Equipment	33,248	31,110
Regulatory Assets and Deferred Debits	2,748	2,461

Total Assets	$52,769	$49,686

LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
Current Liabilities	$5,060	$5,698
Long-term Debt	12,695	9,498
Deferred Credits and Other Liabilities	13,509	13,110
Minority Interests	175	181
Common Stockholders' Equity	21,330	21,199

Total Liabilities and Common Stockholders' Equity	$52,769	$49,686

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Nine Months Ended September 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,031	$1,257
Adjustments to reconcile net income to net cash provided by operating activities	1,446	1,208

Net cash provided by operating activities	2,477	2,465

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(3,484)	(1,703)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by (used in) financing activities	2,205	(1,035)

Net increase (decrease) in cash and cash equivalents	1,198	(273)
Cash and cash equivalents at beginning of period	678	948

Cash and cash equivalents at end of period	$1,876	$675

Duke Energy Carolinas

Quarterly Highlights

Supplemental Franchised Electric Information

September 30, 2008

	Quarter-to-Date			Year-to-Date
	2008	2007 (1)	% Inc.(Dec.)	2008	2007 (1)	% Inc.(Dec.)
GWH Sales
Residential	7,911	8,429	(6.1%)	21,139	21,503	(1.7%)
General Service	7,755	7,866	(1.4%)	20,833	20,860	(0.1%)
Industrial – Textile	1,237	1,386	(10.7%)	3,526	3,966	(11.1%)
Industrial – Other	4,891	5,009	(2.4%)	13,898	14,123	(1.6%)

Total Industrial	6,128	6,395	(4.2%)	17,424	18,089	(3.7%)
Other Energy Sales	71	69	3.3%	213	208	2.4%
Regular Resale	523	529	(1.1%)	1,341	1,304	2.9%

Total Regular Sales Billed	22,389	23,287	(3.9%)	60,950	61,963	(1.6%)
Special Sales	1,148	724	58.7%	5,324	4,245	25.4%

Total Electric Sales	23,537	24,011	(2.0%)	66,274	66,208	0.1%
Unbilled Sales	(752)	(214)	(251.9%)	(399)	1	NA

Total Consolidated Electric Sales – Carolinas	22,785	23,797	(4.3%)	65,875	66,209	(0.5%)
Average Number of Customers
Residential	2,015,424	1,985,445	1.5%	2,009,610	1,976,213	1.7%
General Service	334,699	330,251	1.3%	332,160	328,426	1.1%
Industrial – Textile	671	704	(4.7%)	674	723	(6.8%)
Industrial – Other	6,597	6,479	1.8%	6,566	6,527	0.6%

Total Industrial	7,268	7,183	1.2%	7,240	7,250	(0.1%)
Other Energy Sales	13,687	13,401	2.1%	13,641	13,391	1.9%
Regular Resale	21	21	0.0%	21	21	0.0%

Total Regular Sales	2,371,099	2,336,301	1.5%	2,362,672	2,325,301	1.6%
Special Sales	31	30	3.3%	34	34	0.0%

Total Avg Number of Customers – Carolinas	2,371,130	2,336,331	1.5%	2,362,706	2,325,335	1.6%

(1) Amounts for prior periods have been recast to eliminate separate presentation of Nantahala amounts following the elimination of separate rates for Nantahala customers effective January 1, 2008.

Heating and Cooling Degree Days
Actual
Heating Degree Days	8	1	715.6%	1,903	1,862	2.2%
Cooling Degree Days	976	1,203	(18.9%)	1,521	1,740	(12.6%)
Variance from Normal
Heating Degree Days	(59.1%)	(94.7%)	n/a	(1.6%)	(6.7%)	n/a
Cooling Degree Days	2.4%	25.0%	n/a	8.3%	21.9%	n/a

Duke Energy – Midwest

Quarterly Highlights

Supplemental Franchised Electric Information

September 2008

	Quarter-to-Date			Year-to-Date
	2008	2007	% Inc.(Dec.)	2008	2007	% Inc.(Dec.)
GWH Sales
Residential	4,834	5,314	(9.0%)	13,987	14,515	(3.6%)
General Service	5,024	5,226	(3.9%)	13,941	14,087	(1.0%)
Industrial	4,477	4,692	(4.6%)	13,057	13,704	(4.7%)
Other Energy Sales	43	44	(2.3%)	130	131	(0.8%)

Total Regular Electric Sales Billed	14,378	15,276	(5.9%)	41,115	42,437	(3.1%)
Special Sales	2,232	1,999	11.7%	6,845	6,563	4.3%

Total Electric Sales Billed – Midwest	16,610	17,275	(3.8%)	47,960	49,000	(2.1%)
Unbilled Sales	(44)	(45)	2.2%	(100)	38	(363.2%)

Total Electric Sales – Midwest	16,566	17,230	(3.9%)	47,860	49,038	(2.4%)
Average Number of Customers
Residential	1,399,932	1,397,131	0.2%	1,404,914	1,399,772	0.4%
General Service	184,822	183,808	0.6%	184,798	183,476	0.7%
Industrial	5,569	5,644	(1.3%)	5,598	5,660	(1.1%)
Other Energy	4,014	3,860	4.0%	3,986	3,788	5.2%

Total Regular Sales	1,594,337	1,590,443	0.2%	1,599,296	1,592,696	0.4%
Special Sales	38	35	8.6%	38	31	22.6%

Total Avg Number Electric Customers – Midwest	1,594,375	1,590,478	0.2%	1,599,334	1,592,727	0.4%
Heating and Cooling Degree Days*
Actual
Heating Degree Days	1	3	(66.7%)	2,528	2,478	2.0%
Cooling Degree Days	753	1,009	(25.4%)	1,043	1,468	(29.0%)
Variance from Normal
Heating Degree Days	(93.8%)	(81.3%)	n/a	8.4%	7.2%	n/a
Cooling Degree Days	3.4%	38.6%	n/a	2.2%	43.8%	n/a

*	Reflects HDD and CDD for Duke Energy – Indiana, Duke Energy – Ohio and Duke Energy – Kentucky

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

September 2007 Quarter-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Settlement Reserve Adjustment		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$760	$—		$—		$—		$—		$—	$760
Commercial Power	159	—		—		4	B	—		4	163
International Energy	92	—		—		—		—		—	92
Crescent	10	—		—		—		—		—	10

Total reportable segment EBIT	1,021	—		—		4		—		4	1,025
Other	(49)	(15	) A	20	A	—		—		5	(44)

Total reportable segment EBIT and other EBIT	$972	$(15)		$20		$4		$—		$9	$981
Interest Expense	(177)	—		—		—		—		—	(177)
Interest Income and Other	73	—		—		—		—		—	73
Income Taxes from Continuing Operations	(301)	6		(7)		(2)		—		(3)	(304)
Discontinued Operations, net of taxes	—	—		—		—		34	C	34	34

Net Income	$567	$(9)		$13		$2		$34		$40	$607

EARNINGS PER SHARE, BASIC	$0.45	$(0.01)		$0.01		$—		$0.03		$0.03	$0.48

EARNINGS PER SHARE, DILUTED	$0.45	$(0.01)		$0.01		$—		$0.03		$0.03	$0.48

Note 1 – Amounts for special items are presented net of any related minority interest.

A – Recorded in Operation, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.

B – $6 million gain recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $2 million loss recorded within Fuel used in electric generation and purchased power (Operating Expenses) on the Consolidated Statements of Operations.

C – Recorded in (Loss) Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) – in millions

Basic	1,260
Diluted	1,265
*	Represents the mark-to-market impact of derivative contracts, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

September 2007 Year-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Convertible Debt Costs, Gas Spin-off		Costs to Achieve, Cinergy Merger		IT Severance Costs	Settlement Reserve Adjustment		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$1,786	$—		$—		$—	$—		$—		$—		$—	$1,786
Commercial Power	240	—		—		—	—		—	B	—		—	240
International Energy	283	—		—		—	—		—		—		—	283
Crescent	29	—		—		—	—		—		—		—	29

Total reportable segment EBIT	2,338	—		—		—	—		—		—		—	2,338
Other	(143)	(21	) D	(38	) A	(12)	20	A	—		—		(51)	(194)

Total reportable segment EBIT and other EBIT	$2,195	$(21)		$(38)		$(12)	$20		$—		$—		$(51)	$2,144
Interest Expense	(499)	—		—		—	—		—		—		—	(499)
Interest Income and Other	159	—		—		—	—		—		—		—	159
Income Taxes from Continuing Operations	(606)	—		14		4	(7)		—		—		11	(595)
Discontinued Operations, net of taxes	—	—		—		—	—		—		48	C	48	48

Net Income	$1,249	$(21)		$(24)		$(8)	$13		$—		$48		$8	$1,257

EARNINGS PER SHARE, BASIC	$0.99	$(0.02)		$(0.02)		$—	$0.01		$—		$0.04		$0.01	$1.00

EARNINGS PER SHARE, DILUTED	$0.99	$(0.02)		$(0.02)		$—	$0.01		$—		$0.03		$—	$0.99

Note 1 – Amounts for special items are presented net of any related minority interest.

A – Recorded in Operation, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.

B – $46 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $46 million gain recorded within Fuel used in electric generation and purchased power (Operating Expenses) on the Consolidated Statements of Operations.

C – Recorded in (Loss) Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

D – Recorded in Other income and expenses, net (Other Income and Expenses, net) on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) – in millions

Basic	1,259
Diluted	1,266
*	Represents the mark-to-market impact of derivative contracts, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

September 2008 Quarter-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Crescent Project Impairments		Emission Allowances Impairment		Economic Hedges (Mark-to-Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$726	$—		$—		$—		$—		$—		$—	$726
Commercial Power	93	—		—		(82	) E	(119	) B	—		(201)	(108)
International Energy	77	—		—		—		—		—		—	77
Crescent	(10)	—		(114	) D	—		—		—		(114)	(124)

Total reportable segment EBIT	886	—		(114)		(82)		(119)		—		(315)	571
Other	(60)	(11	) A	—		—		—		—		(11)	(71)

Total reportable segment and Other EBIT	$826	$(11)		$(114)		$(82)		$(119)		$—		$(326)	$500
Interest Expense	(176)	—		—				—		—		—	(176)
Interest Income and Other	24	—		—				—		—		—	24
Income Taxes from Continuing Operations	(252)	4		44		30		42		—		120	(132)
Discontinued Operations, net of taxes	—	—		—		—		—		(1	) C	(1)	(1)

Net Income	$422	$(7)		$(70)		$(52)		$(77)		$(1)		$(207)	$215

EARNINGS PER SHARE, BASIC	$0.34	$(0.01)		$(0.06)		$(0.04)		$(0.06)		$—		$(0.17)	$0.17

EARNINGS PER SHARE, DILUTED	$0.33	$(0.01)		$(0.05)		$(0.04)		$(0.06)		$—		$(0.16)	$0.17

Note 1 – Amounts for special items are presented net of any related minority interest.

A – $5 million recorded in Operation, maintenance and other and $6 million recorded in Depreciation and amortization (all Operating Expenses) on the Consolidated Statements of Operations.

B – $45 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $74 million loss recorded within Fuel used in electric generation and purchased power (Operating Expenses) on the Consolidated Statements of Operations.

C – Recorded in (Loss) Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

D – Recorded in Equity in earnings (loss) of unconsolidated affiliates on the Consolidated Statements of Operations.

E – Recorded in Impairment and other charges on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) – in millions

Basic	1,265
Diluted	1,268

*	Represents the mark-to-market impact of derivative contracts, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

September 2008 Year-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Crescent Project Impairments		Emission Allowances Impairment		Economic Hedges (Mark-to-Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$1,866	$—		$—		$—		$—		$—		$—	$1,866
Commercial Power	320	—		—		(82	) E	35	B	—		(47)	273
International Energy	307	—		—		—		—		—		—	307
Crescent	(16)	—		(214	) D	—		—		—		(214)	(230)

Total reportable segment EBIT	2,477	—		(214)		(82)		35		—		(261)	2,216
Other	(196)	(34	) A	—		—		—		—		(34)	(230)

Total reportable segment and Other EBIT	$2,281	$(34)		$(214)		$(82)		$35		$—		$(295)	$1,986
Interest Expense	(552)	—		—		—		—		—		—	(552)
Interest Income and Other	104	—		—		—		—		—		—	104
Income Taxes from Continuing Operations	(634)	13		83		30		(13)		—		113	(521)
Discontinued Operations, net of taxes	—	—		—		—		—		14	C	14	14

Net Income	$1,199	$(21)		$(131)		$(52)		$22		$14		$(168)	$1,031

EARNINGS PER SHARE, BASIC	$0.95	$(0.02)		$(0.10)		$(0.04)		$0.02		$0.01		$(0.13)	$0.82

EARNINGS PER SHARE, DILUTED	$0.95	$(0.02)		$(0.10)		$(0.04)		$0.01		$0.01		$(0.14)	$0.81

Note 1 – Amounts for special items are presented net of any related minority interest.

A – $17 million recorded in Operation, maintenance and other and $17 million recorded in Depreciation and amortization (all Operating Expenses) on the Consolidated Statements of Operations.

B – $38 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $73 million gain recorded within Fuel used in electric generation and purchased power (Operating Expenses) on the Consolidated Statements of Operations.

C – Recorded in (Loss) Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

D – Recorded in Equity in earnings (loss) of unconsolidated affiliates on the Consolidated Statements of Operations.

E – Recorded in Impairment and other charges on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) – in millions

Basic	1,264
Diluted	1,268

*	Represents the mark-to-market impact of derivative contracts, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods.

Duke Energy Corporation

Diluted EPS Impact from Milder Weather and September 2008 Midwest Storm

Third Quarter of 2008 versus Third Quarter of 2007

	Pre-Tax	Tax Rate	Net
USFE&G – Impact of Milder Weather in 2008 on Non-Fuel Revenues	$(111)	39%	$(68)
USFE&G – September 2008 Storm Restoration Costs in Midwest	(48)	39%	(29)
USFE&G – Lost Revenue due to Sustained Storm Outages in Sept. 2008	(4)	39%	(2)
Commercial Power – Milder Weather Impact on Native Load Margins	(9)	36%	(6)

Total	$(172)		$(105)

Weighted-average shares outstanding – diluted			1,268
Diluted EPS Impact for the Above Specific Items			$(0.08)

Notes:

1) Management prepares its annual forecast of adjusted diluted EPS as a basis for employee incentive bonuses based in part on normalized weather patterns. In the third quarter of 2008, the Company incurred approximately $50 million in restoration costs related to the worst storm-related outages ever recorded in the Midwest. Also, in the third quarter of 2007, record setting above-normal weather was experienced in the Carolinas and the Midwest. The milder weather in the third quarter of 2008 had the effect of an approximate $120 million decrease in non-fuel operating revenues. These specific items resulted in a decline in adjusted diluted EPS in the third quarter of 2008 compared to the third quarter of 2007 of approximately 8 cents. Additional revenue and expense items that might have been attributable to the above-normal weather conditions in the third quarter of 2007, such as increased short-term incentive expense, are not included in the calculation of the 8 cents diluted EPS impact.

The diluted EPS impact of these specific items is a non-GAAP financial measure. The most directly comparable GAAP measure for the diluted EPS impact of the aforementioned specific items is reported diluted EPS from continuing operations, which is discussed further below. In the current quarter, given the record-setting nature of the aforementioned weather occurrences, management believes the presentation of the diluted EPS impact of these specific items provides useful supplemental information to investors, as it allows them to more accurately compare the company’s performance on a weather normalized basis.

2) Reported diluted EPS for the third quarter of 2008 was $0.17 as compared to $0.48 for the third quarter of 2007. Adjusted diluted EPS for the third quarter of 2008 was $0.33 as compared to $0.45 for the third quarter of 2007. The aforementioned weather-related EPS impacts are reflected within these reported and adjusted results for the third quarter of 2008 and 2007. The most directly comparable GAAP measure for adjusted diluted EPS and the diluted EPS impact of the aforementioned specific items is reported diluted EPS from continuing operations. A reconciliation of adjusted diluted EPS to reported diluted EPS is included with these materials.